UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2019

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

 (Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On April 29, 2019, Simpson Manufacturing Co., Inc. (the "Company") announced certain 2019 first quarter results in a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 2.02 and Item 9.01, including Exhibits 99.1 furnished herewith, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.07    Submission of Matters to a Vote of Security Holders

On April 26, 2019, an annual meeting of the shareholders of Simpson Manufacturing Co, Inc. (the “Company”) was held at the Company’s home office located at 5956 W. Las Positas Blvd., Pleasanton, California 94588 (the “Annual Meeting”), for the shareholders to vote on the following proposals:

Proposal 1:	To elect eight directors, each to hold office until the Company's 2020 annual meeting of shareholders or until their successors are duly qualified and elected.

Proposal 2:	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year.

Proposal 3:	To approve, on an advisory, non-binding basis of the compensation of the Company’s named executive officers.

The foregoing proposals were the only proposals to be acted upon at the Annual Meeting. For information regarding such proposals, see the Company’s definitive proxy statement filed, with the U.S. Securities Exchange Commission by the Company on March 14, 2019, with respect to the Annual Meeting.

At the close of business on February 27, 2019, the record date for the Annual Meeting, there were 45,167,115 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting (“Common Stock”). As the holders of 43,076,632 shares of Common Stock, having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at any meeting of the Company’s shareholders, were represented in person or by proxy at the Annual Meeting, a quorum was present.

Each of the foregoing proposals was adopted and approved by the shareholders at the Annual Meeting. The number of votes cast for or against, as well as abstentions and broker non-votes, if applicable, with respect to each of Proposals 1- 3 presented at the Annual Meeting, including a separate tabulation with respect to each director nominee for office are set forth below:

 Proposal 1: Election of Directors.

				Broker
	For	Against	Abstain	Non-Votes
Karen Colonias	37,138,947	172,733	12,677	5,752,275
James S. Andrasick	37,220,173	94,244	9,940	5,752,275
Michael A. Bless	21,129,079	16,187,521	7,757	5,752,275
Jennifer A. Chatman	36,936,510	380,479	7,368	5,752,275
Gary M. Cusumano	37,076,638	239,252	8,467	5,752,275
Philip E. Donaldson	37,255,143	61,457	7,757	5,752,275
Celeste Volz Ford	37,220,034	95,482	8,841	5,752,275
Robin G. MacGillivray	36,916,993	398,513	8,851	5,752,275

As a result, the eight individuals were elected by the shareholders as directors of the Company, each to hold office until the Company's 2020 annual meeting of shareholders or until his or her successor has been duly qualified and elected.

Proposal 2: Ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2019.

FOR	AGAINST	ABSTAIN
43,042,698	24,307	9,627

As a result, the selection of Grant Thornton LLP by the Company's board of directors as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified by the shareholders.

Proposal 3: Approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
36,874,751	430,703	18,903	5,752,275

As a result, the compensation paid to the Company's named executive officers as disclosed in the Company’s proxy statement for the Annual Meeting was approved by the shareholders.

The Company will include a shareholder vote on the compensation of its named executive officers in its proxy materials and hold such a vote every year until the occurrence of the next vote on the frequency of shareholder votes on the compensation of the Company's named executive officers pursuant to section 14A(a)(2) of the Securities Exchange Act of 1934 (15 U.S.C 78n-1(a)2)).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	April 29, 2019	By	/s/ Brian J. Magstadt
Brian J. Magstadt
Chief Financial Officer

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